Exhibit 99.1

Yahoo! Reports Second Quarter 2003 Financial Results; Company Posts Second Quarter Operating Income of $63 Million, Operating Income
Before Depreciation and Amortization of $97 Million

    SUNNYVALE, Calif.--(BUSINESS WIRE)--July 9, 2003--Yahoo! Inc. (Nasdaq: YHOO) today reported results for the second quarter ended June 30, 2003. Net revenues for the second quarter totaled $321.4 million, a 42 percent increase over the $225.8 million reported for the same period in 2002. Operating income for the second quarter of 2003 was $62.8 million, compared to $7.5 million for the same period of 2002. Operating income before depreciation and amortization for the second quarter of 2003 was $97.3 million, compared to $35.0 million for same period of 2002. Cash flow from operating activities for the second quarter of 2003 was $92.1 million, compared to $103.4 million for same period of 2002. Free cash flow for the second quarter of 2003 was $67.7 million, compared to $64.0 million for same period of 2002.
    Net revenues for the six months ended June 30, 2003 totaled $604.4 million, a 44 percent increase over the $418.5 million reported for the same period in 2002. Operating income for the six months ended June 30, 2003 was $117.7 million, compared to $3.3 million for same period of 2002. Operating income before depreciation and amortization for the six months ended June 30, 2003 was $181.3 million, compared to $53.8 million for same period of 2002. Cash flow from operating activities for the six months ended June 30, 2003 was $190.8 million, compared to $150.8 million for same period of 2002. Free cash flow for the six months ended June 30, 2003 was $142.8 million, compared to $102.3 million for same period of 2002.
    "We're very excited about the results we have seen in the second quarter, the largest revenue producing quarter in our history. Each piece of our engine is working smoothly with the others, and the numbers show that over the last eighteen months, our performance has been stronger and better," said Terry Semel, chairman and chief executive officer, Yahoo!. "Some of the key drivers of success this quarter include more balanced growth in marketing services, from both traditional advertising and sponsored search, as well as ongoing success in converting consumers and small businesses to fee-based services. We are optimistic about the future and we remain steadfastly focused on execution against our priorities."

    Business Outlook

    "This quarter's results demonstrate continued balanced growth across all of our revenue contributors and strong trends in our key financial metric of overall free cash flow generation. As we exit our fifth consecutive quarter of GAAP profitability, we continue to execute upon the key business and financial objectives we have laid out as a company, resulting from a steadily increased base of hundreds of blue-chip traditional marketers, thousands of small- and medium-sized businesses, and millions of worldwide consumers. We are also upwardly revising our business outlook for revenues and operating income before depreciation and amortization for the full year 2003, and we are pleased that our own visibility in our financial prospects has increased," said Susan Decker, chief financial officer, Yahoo!. Please refer to the "Notes to Unaudited Condensed Consolidated Statements of Operations" attached to this press release for our business outlook.

    Second Quarter 2003 Financial Highlights

    Revenues: In the second quarter of 2003, Yahoo! reported net revenues of $321.4 million, a 42 percent increase from the same period in 2002. For the six months ended June 30, 2003, net revenues were $604.4 million, a 44 percent increase from the $418.5 million reported in the same period in 2002.
    Marketing services revenues for the second quarter of 2003 totaled $219.2 million, a 44 percent increase from the same period in 2002. Marketing services revenues for the six months ended June 30, 2003 totaled $409.2 million, a 41 percent increase from the same period in 2002. These increases resulted from a combination of a strong increase in revenues from Yahoo!'s sponsored search services, as well as growth in the balance of Yahoo!'s global marketing services revenues.
    Fees revenues for the second quarter of 2003 totaled $69.9 million, a 43 percent increase compared to the same period in 2002. Fees revenues for the six months ended June 30, 2003 totaled $133.7 million, a 51 percent increase compared to the same period in 2002. These increases were primarily driven by the growth in paying relationships for Yahoo!'s premium services, including the SBC Yahoo! DSL and Dial products, Yahoo! Personals, and our small business and communications suites of premium services, partially offset by a decrease in our event webcasting business.
    Listings revenues for the second quarter of 2003 totaled $32.3 million, a 29 percent increase compared to the same period in 2002. Listings revenues for the six months ended June 30, 2003 totaled $61.5 million, a 52 percent increase compared to the same period in 2002. These increases were driven primarily by the incremental contribution of revenue from HotJobs, which was acquired in February 2002, as well as increases in our search and marketplace services revenues.
    Operating income and Operating income before depreciation and amortization: Operating income for the second quarter of 2003 totaled $62.8 million, compared to $7.5 million in the same period of 2002. Operating income before depreciation and amortization for the second quarter of 2003 totaled $97.3 million, a 178 percent increase compared to the $35.0 million reported in the same period of 2002. Operating income margin was 20 percent of net revenues in the second quarter of 2003 compared to 3 percent of net revenues for the same period of 2002. Operating income before depreciation and amortization margin doubled to 30 percent of net revenues in the second quarter of 2003 compared to 15 percent of net revenues in the same period of 2002. The substantial increase in Operating income and operating income before depreciation and amortization reflects strong growth in net revenues and only an 18 percent increase in costs on a year over year basis as a result of our ongoing cost discipline.
    Operating income for the six months ended June 30, 2003 totaled $117.7 million, compared to $3.3 million in the same period of 2002. Operating income before depreciation and amortization for the six months ended June 30, 2003 totaled $181.3 million, a 237 percent increase compared to the $53.8 million reported in the same period of 2002. Operating income margin was 19 percent of net revenues for the six months ended June 30, 2003 compared to 1 percent of net revenues for the same period of 2002. Operating income before depreciation and amortization margin increased to 30 percent of net revenues for the six months ended June 30, 2003 compared to 13 percent of net revenues in the same period of 2002.
    Cash flow from operating activities and Free cash flow: Cash flow from operating activities for the second quarter of 2003 totaled $92.1 million, compared to $103.4 million for the same period of 2002. Free cash flow for the second quarter of 2003 totaled $67.7 million, a 6 percent increase compared to the $64.0 million reported for the same period of 2002.
    Cash flow from operating activities for the six months ended June 30, 2003 totaled $190.8 million, compared to $150.8 million for the same period of 2002. Free cash flow for the six months ended June 30, 2003 totaled $142.8 million, a 40 percent increase compared to the $102.3 million reported for the same period of 2002.
    Net Income (Loss): Net income for the second quarter of 2003 was $50.8 million or $0.08 per diluted share, compared with $21.4 million or $0.03 per diluted share for the same period of 2002.
    Net income for the six months ended June 30, 2003 was $97.5 million or $0.16 per diluted share, compared with income before the cumulative effect of accounting change of $31.9 million or $0.05 per diluted share for the same period of 2002. Net loss was $32.3 million or $0.05 per diluted share for the six months ended June 30, 2002, including the charge of $64.1 million for the cumulative effect of the accounting change for the implementation of Statement of Financial Accounting Standard No. 142 ("SFAS 142"). SFAS 142, which the Company adopted January 1, 2002, requires companies to assess the goodwill recorded from previous acquisitions, and as necessary, record an impairment charge that does not affect cash or the Company's operations.

    Quarterly Conference Call

    Yahoo! will host a conference call to discuss second quarter results at 5:00 p.m. Eastern Time today. A live Webcast of the conference call, together with supplemental financial information can be accessed through the Company's Investor Relations Web site at http://yhoo.client.shareholder.com/earnings.cfm. In addition, an archive of the Webcast can be accessed through the same link. An audio replay of the call will be available for 48 hours following the conference call by calling 877-213-9653 or 630-652-3041, reservation number: 7404923.

    About Yahoo!

    Yahoo! Inc. is a leading provider of comprehensive online products and services to consumers and businesses worldwide. Yahoo! is the No. 1 Internet brand globally and the most trafficked Internet destination worldwide. Headquartered in Sunnyvale, Calif., Yahoo!'s global network includes 25 World properties and is available in 13 languages.

    This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (as described without limitation in the Business Outlook section and quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, decreases or delays in advertising spending; the actual increases in demand by customers for Yahoo!'s premium services; acceptance of new products and services; general economic conditions; risks related to the integration of recent acquisitions; the ability to adjust to changes in personnel, including management changes; and the dependence on third parties for technology, services, content and distribution. All information set forth in this release and its attachments is as of July 9, 2003, and Yahoo! undertakes no duty to update this information. More information about potential factors that could affect the Company's business and financial results is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are on file with the Securities and Exchange Commission (the "SEC") and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!'s Quarterly Report on Form 10-Q for the three month period ended June 30, 2003, which will be filed with the SEC in the third quarter of 2003.

    Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.



                              Yahoo! Inc.
       Unaudited Condensed Consolidated Statements of Operations
               (in thousands, except per share amounts)

                                 Three Months Ended   Six Months Ended
                                       June 30,           June 30,
                              ----------------------------------------
                                   2003      2002      2003      2002
                              ----------------------------------------

Net revenues                  $ 321,406 $ 225,792 $ 604,354 $ 418,457

Costs and expenses:
   Cost of revenues              46,842    41,708    89,974    79,529
   Sales and marketing          122,218   110,015   235,906   206,161
   Product development           45,687    35,162    82,371    67,944
   General and administrative    34,125    25,437    62,845    52,106
   Amortization of intangibles    9,762     5,952    15,509     9,374
                               --------- --------- --------- ---------
      Total costs and expenses  258,634   218,274   486,605   415,114
                               --------- --------- --------- ---------

Income from operations           62,772     7,518   117,749     3,343

Other income, net (1)            20,335    29,228    42,594    51,897
Minority interests in operations
 of consolidated subsidiaries    (1,126)      139    (3,034)      351
                               --------- --------- --------- ---------

Income before income taxes and
 cumulative effect of
 accounting change               81,981    36,885   157,309    55,591

Provision for income taxes       31,153    15,491    59,778    23,722
                               --------- --------- --------- ---------

Income before cumulative effect
 of accounting change            50,828    21,394    97,531    31,869

Cumulative effect of accounting
 change                               -         -         -   (64,120)
                               --------- --------- --------- ---------

Net income (loss)             $  50,828 $  21,394 $  97,531 $ (32,251)
                               ========= ========= ========= =========

Net income (loss) per
 share - diluted:
   Income before cumulative
    effect of accounting
    change                    $    0.08 $    0.03 $    0.16 $    0.05

   Cumulative effect of
    accounting change                 -         -         -     (0.10)
                               --------- --------- --------- ---------

Net income (loss) per
 share - diluted              $    0.08 $    0.03 $    0.16 $   (0.05)
                               ========= ========= ========= =========

Shares used in per share
 calculation - diluted (2)      628,577   615,542   622,183   612,781
                               ========= ========= ========= =========


----------------------------------------------------------------------
Supplemental Financial Data (3)

Income from operations        $  62,772 $   7,518 $ 117,749 $   3,343
Operating income before
 depreciation
 and amortization             $  97,275 $  34,994 $ 181,325 $  53,774
Cash flow provided by
 operating activities         $  92,123 $ 103,382 $ 190,751 $ 150,825
Free cash flow                $  67,652 $  64,008 $ 142,764 $ 102,302
----------------------------------------------------------------------

(1) Other income, net for the three months ended June 30, 2003 includes approximately $2.3 million of net investment losses. Other income, net for the six months ended June 30, 2003 includes approximately $0.7 million of net losses, comprised of $1.6 million of net investment losses, $0.7 million of proceeds from the termination of a contract, and $0.2 million of net gains on disposal of assets. Other income, net for the three months ended June 30, 2002 includes $4.9 million of net investment gains. Other income, net for the six months ended June 30, 2002 includes $3.0 million of net investment gains and $2.5 million of proceeds from the termination of contracts.

(2) Diluted net loss per share for the six months ended June 30, 2002 is computed excluding common share equivalents of 19,972 shares, as their effect is anti-dilutive.

(3) The Company believes that certain non-GAAP measures, including operating income before depreciation and amortization and free cash flow are helpful, when presented in conjunction with the comparable GAAP measures. Operating income before depreciation and amortization is defined as income (loss) from operations before depreciation and amortization. Operating income before depreciation and amortization eliminates the effects of depreciation and amortization from period to period, which we believe is useful to management and investors in evaluating the operating performance of the Company as depreciation and amortization costs are not directly attributable to the underlying performance of the business operations.
    Free cash flow is defined as cash flow from operating activities less capital expenditures, change in long-term deferred revenue and non-cash investment gains (losses) and other. Change in long-term deferred revenue represents cash payments received in advance of revenue recognized related to the Company's agreement with its sponsored search provider, which is expected to be recognized as marketing services revenue in 2005. Non-cash investment gains (losses) and other represents non-cash gains (losses) and impairment of investments. Free cash flow is considered a liquidity measure and provides useful information to management and investors about the amount of cash generated after the acquisition of property and equipment, non-cash investment gains (losses), change in long-term deferred revenue and other, which can then be used for strategic opportunities including, among others, to invest in the business, make strategic acquisitions, strengthen the balance sheet and repurchase stock.
    In addition, management refers to these financial measures to facilitate internal comparisons to the Company's historical operating results, in making operating decisions and for budget planning purposes. These measures should be considered in addition to, not as a substitute for, or superior to, operating income, cash flows from operating activities, or other measures of financial performance prepared in accordance with generally accepted accounting principles.


                              Yahoo! Inc.
  Notes to Unaudited Condensed Consolidated Statements of Operations
       (in thousands, except per share amounts and percentages)

                                 Three Months Ended   Six Months Ended
                                       June 30,           June 30,
                              ----------------------------------------
                                   2003      2002      2003      2002
                              ----------------------------------------
Net revenues for groups of
 similar services:
   Marketing services         $ 219,198 $ 151,710 $ 409,163 $ 289,385
   Fees                          69,926    49,063   133,655    88,609
   Listings                      32,282    25,019    61,536    40,463
                               --------- --------- --------- ---------
   Total net revenues         $ 321,406 $ 225,792 $ 604,354 $ 418,457
                               ========= ========= ========= =========

Net revenues by segment:
   United States              $ 271,345 $ 187,465 $ 509,891 $ 354,077
   International                 50,061    38,327    94,463    64,380
                               --------- --------- --------- ---------
   Total net revenues         $ 321,406 $ 225,792 $ 604,354 $ 418,457
                               ========= ========= ========= =========

Operating income before
 depreciation and
 amortization reconciliation:
   Income from operations     $  62,772 $   7,518 $ 117,749 $   3,343
   Depreciation and
    amortization                 34,503    27,476    63,576    50,431
                               --------- --------- --------- ---------
   Operating income before
    depreciation and
    amortization              $  97,275 $  34,994 $ 181,325 $  53,774
                               ========= ========= ========= =========

Margin percentage:
   Income from operations margin
    percentage                      20%        3%       19%        1%
   Operating income before
    depreciation and amortization
    margin percentage               30%       15%       30%       13%

Operating income (loss) before
 depreciation and
 amortization by segment:
   Operating income before
    depreciation and amortiz-
    ation - United States     $  90,555 $  38,554 $ 167,503 $  65,383
   Operating income (loss)
    before depreciation and
    amortization - International  6,720    (3,560)   13,822   (11,609)
                               --------- --------- --------- ---------
   Operating income before
    depreciation and
    amortization              $  97,275 $  34,994 $ 181,325 $  53,774
                               ========= ========= ========= =========


Operating income (loss)
 before depreciation and
 amortization by segment
 reconciliation:
   United States
   Income from operations     $  60,472 $  13,874 $ 111,472 $  20,603
   Depreciation and
    amortization                 30,083    24,680    56,031    44,780
                               --------- --------- --------- ---------
   Operating income before
    depreciation and amortiz
    -ation - United States    $  90,555 $  38,554 $ 167,503 $  65,383
                               ========= ========= ========= =========

   International
   Income (loss) from
    operations                $   2,300 $  (6,356) $  6,277 $ (17,260)
   Depreciation and
    amortization                  4,420     2,796     7,545     5,651
                               --------- --------- --------- ---------
   Operating income (loss)
    before depreciation
    and amortization
    - International           $   6,720 $  (3,560)$  13,822 $ (11,609)
                               ========= ========= ========= =========

Free cash flow reconciliation:
   Cash flow from operating
    activities                $  92,123 $ 103,382 $ 190,751 $ 150,825
   Acquisition of property
    and equipment, net          (20,770)  (14,301)  (41,273)  (21,588)
   Change in long-term
    deferred revenue                  -   (30,000)        -   (30,000)
   Non-cash investment gains
    (losses) and other           (3,701)    4,927    (6,714)    3,065

                               --------- --------- --------- ---------
   Free cash flow             $  67,652 $  64,008 $ 142,764 $ 102,302
                               ========= ========= ========= =========


                              Yahoo! Inc.
  Notes to Unaudited Condensed Consolidated Statements of Operations


Business Outlook

The following business outlook is based on current information and expectations as of July 9, 2003. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations Web site throughout the current quarter. It is currently expected the full business outlook will not be updated until the release of Yahoo!'s next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the full business outlook or any portion thereof at any time.

                                         Three months    Twelve months
                                            ending           ending
                                         September 30,    December 31,
                                             2003            2003
                                      --------------- ----------------

Revenue outlook (in millions):             $318-$338    $1,260-$1,310

Operating income before depreciation
and amortization outlook reconciliation
(in millions):
   Income from operations                    $60-$67        $240-$260
   Depreciation and amortization             $34-$37        $135-$140
                                      --------------- ----------------
   Operating income before
    depreciation and amortization           $94-$104        $375-$400
                                      =============== ================


                             Yahoo! Inc.
          Unaudited Consolidated Summary Balance Sheet Data
                            (in thousands)

                                         June 30,         December 31,
                                           2003              2002
                                    ----------------------------------

ASSETS
   Cash and cash equivalents        $    1,075,582      $     310,972
   Investments in marketable debt
    securities                           1,238,382          1,223,066
   Accounts receivable, net                142,372            113,612
   Property and equipment, net             371,794            371,272
   Goodwill                                636,434            415,225
   Intangible assets, net                  130,939             96,252
   Other assets                            326,018            259,782
                                     --------------      -------------
      Total assets                  $    3,921,521      $   2,790,181
                                     ==============      =============


LIABILITIES AND STOCKHOLDERS' EQUITY
   Accounts payable and accrued
    expenses                        $      321,726      $     276,313
   Deferred revenue                        155,997            135,501
   Long term debt                          750,000                  -
   Long term liabilities                   102,374             84,540
                                     --------------      -------------
      Total liabilities                  1,330,097            496,354
                                     --------------      -------------

  Minority interests in consolidated
   subsidiaries                             34,591             31,557
  Stockholders' equity                   2,556,833          2,262,270
                                     --------------      -------------
      Total liabilities and
       stockholders' equity         $    3,921,521      $   2,790,181
                                     ==============      =============

                              Yahoo! Inc.
             Unaudited Consolidated Summary Cash Flow Data
                            (in thousands)


                                 Three Months Ended   Six Months Ended
                                       June 30,           June 30,
                            ------------------------------------------
                                  2003      2002       2003      2002
                            ------------------------------------------

CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income (loss)         $   50,828 $  21,394 $   97,531 $ (32,251)
  Adjustments to reconcile
   net income (loss) to net
   cash provided by
   operating activities:
    Depreciation and
     amortization               34,503    27,476     63,576    50,431
    Tax benefits from stock
     options                    28,588    13,952     49,645    20,756
    Cumulative effect of
     accounting change               -         -          -    64,120
    Earnings in equity
     interests                 (10,001)   (5,500)   (19,730)   (9,800)
    Minority interests in
     operations of
     consolidated
     subsidiaries                1,126      (139)     3,034      (351)
    Noncash (gains) losses
     and impairments of
     investments                 2,867    (4,955)     5,968    (3,101)
    Other noncash charges        2,559     1,147      3,045     6,776
    Changes in assets and
     liabilities, net of effects
     of acquisitions:
      Accounts receivable,
       net                      (8,182)    3,510    (23,529)   (3,526)
      Prepaid expenses and
       other assets             (9,180)   (2,796)    (3,965)   23,874
      Accounts payable          (3,008)    1,449       (405)      (67)
      Accrued expenses and
       other liabilities        (5,193)    7,227       (933)  (10,613)
      Deferred revenue           7,216    10,617     16,514    14,577
      Long-term deferred
       revenue                       -    30,000          -    30,000
                             ---------- --------- ---------- ---------
Net cash provided by
 operating activities           92,123   103,382    190,751   150,825
                             ---------- --------- ---------- ---------

CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Acquisition of property
   and equipment, net          (20,770)  (14,301)   (41,273)  (21,588)
  Purchases of marketable
   securities                 (528,738) (286,298)  (666,178) (543,037)
  Proceeds from sales and
   maturities of marketable
   securities                  219,981   181,822    650,499   495,745
  Acquisitions, net of cash
   acquired                          -         -   (228,318) (189,168)
  Proceeds from sales
   (purchases) of other
   investments                  (7,555)        -     (6,274)      687
                             ---------- --------- ---------- ---------
Net cash used in investing
 activities                   (337,082) (118,777)  (291,544) (257,361)
                             ---------- --------- ---------- ---------

CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Proceeds from issuance of
   debt                        733,125         -    733,125         -
  Proceeds from issuance of
   Capital Stock, net          105,044    20,005    128,611    35,699
                             ---------- --------- ---------- ---------
Net cash provided by
 financing activities          838,169    20,005    861,736    35,699
                             ---------- --------- ---------- ---------
Effect of exchange rate
 changes on cash and cash
 equivalents                     3,929     4,733      3,667     1,796

Net change in cash and cash
 equivalents                   597,139     9,343    764,610   (69,041)
Cash and cash equivalents,
 beginning of period           478,443   294,248    310,972   372,632
                             ---------- --------- ---------- ---------
Cash and cash equivalents,
 end of period              $1,075,582 $ 303,591 $1,075,582 $ 303,591
                             ========== ========= ========== =========

Supplemental noncash
 financing activity:
  Long-term deferred
   financing costs          $   17,550 $       - $   17,550 $       -


                              Yahoo! Inc.
   Unaudited Supplemental Financial Information and Business Metrics
       (in thousands, except per share amounts and percentages)

                         Q2               Q1                 Q4
                    ------------     -------------      -------------
                       2003              2003               2002
                   ---------------------------------------------------

NET REVENUES:
Net revenues for groups of similar services:
  Marketing
   services        $    219,198     $     189,965      $     196,422
  Fees                   69,926            63,729             62,001
  Listings               32,282            29,254             27,364
                    ------------     -------------      -------------
  Total net
   revenues        $    321,406     $     282,948      $     285,787
                    ============     =============      =============

Net revenues for groups of similar services (Trailing Twelve Months):
  Marketing
   services        $    771,346     $     703,858      $     651,568
  Fees                  252,987           232,124            207,941
  Listings              114,631           107,368             93,558
                    ------------     -------------      -------------
  Total net
   revenues        $  1,138,964     $   1,043,350      $     953,067
                    ============     =============      =============

Net revenues by segment:
  United States    $    271,345     $     238,546      $     242,386
  International          50,061            44,402             43,401
                    ------------     -------------      -------------
  Total net
   revenues        $    321,406     $     282,948      $     285,787
                    ============     =============      =============

Net revenues by segment (Trailing Twelve Months):
  United States    $    962,412     $     878,532      $     806,598
  International         176,552           164,818            146,469
                    ------------     -------------      -------------
  Total net
   revenues        $  1,138,964     $   1,043,350      $     953,067
                    ============     =============      =============


OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION:
Operating income before depreciation and amortizaton:
  Income (loss)
   from operations $     62,772     $      54,977      $      55,368
  Depreciation and
   amortization          34,503            29,073             29,207
                    ------------     -------------      -------------
  Operating income
   before
   depreciation and
   amortizaton     $     97,275     $      84,050      $      84,575
                    ============     =============      =============

Operating income (loss) before depreciation and amortizaton (Trailing
 Twelve Months):
  Income (loss)
   from operations $    202,594     $     147,340      $      88,188
  Depreciation and
   amortization         122,534           115,507            109,389
                    ------------     -------------      -------------
  Operating income
   (loss) before
   depreciation and
   amortizaton     $    325,128     $     262,847      $     197,577
                    ============     =============      =============

Margin percentage:
  Income (loss)
   from operations
   margin
   percentage                20%               19%                19%
  Operating income
   before
   depreciation and
   amortizaton
   margin percentage         30%               30%                30%

Margin percentage (Trailing Twelve Months):
  Income (loss)
   from operations
   margin
   percentage                18%               14%                 9%
  Operating income
   (loss) before
   depreciation and
   amortizaton
   margin percentage         29%               25%                21%

Operating income (loss) before depreciation and amortizaton by segment:
  Operating income
   before
   depreciation and
   amortizaton -
   United States   $     90,555     $      76,948      $      81,315
  Operating income
   (loss) before
   depreciation and
   amortizaton -
   International          6,720             7,102              3,260
                    ------------     -------------      -------------
  Operating income
   before
   depreciation and
   amortizaton     $     97,275     $      84,050      $      84,575
                    ============     =============      =============

Operating income (loss) before depreciation and amortizaton by segment
 (Trailing Twelve Months):
  Operating income
   before
   depreciation and
   amortizaton -
   United States   $    306,439     $     254,438      $     204,319
  Operating income
   (loss) before
   depreciation and
   amortizaton -
   International         18,689             8,409             (6,742)
                    ------------     -------------      -------------
  Operating income
   (loss) before
   depreciation and
   amortizaton     $    325,128     $     262,847      $     197,577
                    ============     =============      =============

Operating income (loss) before depreciation and amortizaton by segment reconciliation:
  United States
  Income from
   operations      $     60,472     $      51,000      $      55,021
  Depreciation and
   amortization          30,083            25,948             26,294
                    ------------     -------------      -------------
  Operating income
   before
   depreciation and
   amortizaton -
   United States   $     90,555     $      76,948      $      81,315
                    ============     =============      =============

  International
  Income (loss)
   from operations $      2,300     $       3,977      $         347
  Depreciation and
   amortization           4,420             3,125              2,913
                    ------------     -------------      -------------
  Operating income
   (loss) before
   depreciation and
   amortizaton -
   International   $      6,720     $       7,102      $       3,260
                    ============     =============      =============

Operating income (loss) before depreciation and amortizaton by segment reconciliation (Trailing Twelve Months):
  United States
  Income (loss)
   from operations $    197,244     $     150,646      $     106,375
  Depreciation and
   amortization         109,195           103,792             97,944
                    ------------     -------------      -------------
  Operating income
   before
   depreciation and
   amortizaton -
   United States   $    306,439     $     254,438      $     204,319
                    ============     =============      =============

  International
  Income (loss)
   from operations $      5,350     $      (3,306)     $     (18,187)
  Depreciation and
   amortization          13,339            11,715             11,445
                    ------------     -------------      -------------
  Operating income
   (loss) before
   depreciation and
   amortizaton -
   International   $     18,689     $       8,409      $      (6,742)
                    ============     =============      =============


FREE CASH FLOW:
Free cash flow reconciliation:
  Cash flow from
   operating
   activities      $     92,123     $      98,628      $      79,358
  Acquisition of
   property and
   equipment, net       (20,770)          (20,503)           (16,672)
  Change in long-
   term deferred
   revenue                    -                 -                  -
  Non-cash
   investment
   gains (losses)
   and other             (3,701)           (3,013)            (1,285)
                    ------------     -------------      -------------
  Free cash flow   $     67,652     $      75,112      $      61,401
                    ============     =============      =============

Free cash flow reconciliation (Trailing Twelve Months):
  Cash flow from
   operating
   activities      $    342,374     $     353,633      $     302,448
  Acquisition of
   property and
   equipment, net       (71,238)          (64,769)           (51,553)
  Change in long-
   term deferred
   revenue                    -           (30,000)           (30,000)
  Non-cash
   investment
   gains (losses)
   and other             (9,669)           (1,041)               110
  Non-cash
   restructuring
   charges                    -                 -                  -
                    ------------     -------------      -------------
  Free cash flow   $    261,467     $     257,823      $     221,005
                    ============     =============      =============



                         Q3               Q2                  Q1
                    ------------     -------------      --------------
                       2002              2002               2002
                  ----------------------------------------------------

NET REVENUES:
Net revenues for groups of similar services:
  Marketing
   services        $    165,761     $     151,710      $      137,675
  Fees                   57,331            49,063              39,546
  Listings               25,731            25,019              15,444
                    ------------     -------------      --------------
  Total net
   revenues        $    248,823     $     225,792      $      192,665
                    ============     =============      ==============

Net revenues for groups of similar services (Trailing Twelve Months):
  Marketing
   services        $    603,358     $     566,728      $      561,673
  Fees                  178,426           150,865             130,138
  Listings               74,407            55,906              38,061
                    ------------     -------------      --------------
  Total net
   revenues        $    856,191     $     773,499      $      729,872
                    ============     =============      ==============

Net revenues by segment:
  United States    $    210,135     $     187,465      $      166,612
  International          38,688            38,327              26,053
                    ------------     -------------      --------------
  Total net
   revenues        $    248,823     $     225,792      $      192,665
                    ============     =============      ==============

Net revenues by segment (Trailing Twelve Months):
  United States    $    723,094     $     652,324      $      613,970
  International         133,097           121,175             115,902
                    ------------     -------------      --------------
  Total net
   revenues        $    856,191     $     773,499      $      729,872
                    ============     =============      ==============


OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION:
Operating income before depreciation and amortizaton:
  Income (loss)
   from operations $     29,477     $       7,518      $       (4,175)
  Depreciation and
   amortization          29,751            27,476              22,955
                    ------------     -------------      --------------
  Operating income
   before
   depreciation
   and amortizaton $     59,228     $      34,994      $       18,780
                    ============     =============      ==============

Operating income (loss) before depreciation and amortizaton (Trailing Twelve Months):
  Income (loss)
   from operations $      7,514     $     (48,325)     $     (129,677)
  Depreciation and
   amortization         116,223           118,553             123,319
                    ------------     -------------      --------------
  Operating income
   (loss) before
   depreciation
   and amortizaton $    123,737     $      70,228      $       (6,358)
                    ============     =============      ==============

Margin percentage:
  Income (loss)
   from operations
   margin
   percentage                12%                3%                (2%)
  Operating income
   before
   depreciation
   and amortizaton
   margin
   percentage                24%               15%                 10%

Margin percentage (Trailing Twelve Months):
  Income (loss)
   from operations
   margin
   percentage                 1%              (6%)               (18%)
  Operating income
   (loss) before
   depreciation
   and amortizaton
   margin
   percentage                14%                9%                (1%)

Operating income (loss) before depreciation and amortizaton by segment:
  Operating income
   before
   depreciation
   and amortizaton
   - United States $     57,621     $      38,554      $       26,829
  Operating income
   (loss) before
   depreciation
   and amortizaton
   - International        1,607            (3,560)             (8,049)
                    ------------     -------------      --------------
  Operating income
   before
   depreciation
   and amortizaton $     59,228     $      34,994      $       18,780
                    ============     =============      ==============

Operating income (loss) before depreciation and amortizaton by segment (Trailing Twelve Months):
  Operating income
   before
   depreciation
   and amortizaton
   - United States $    140,036     $      97,631      $       29,551
  Operating income
   (loss) before
   depreciation
   and amortizaton
   - International      (16,299)          (27,403)            (35,909)
                    ------------     -------------      --------------
  Operating income
   (loss) before
   depreciation
   and amortizaton $    123,737     $      70,228      $       (6,358)
                    ============     =============      ==============

Operating income (loss) before depreciation and amortizaton by segment reconciliation:
  United States
  Income from
   operations      $     30,751     $      13,874      $        6,729
  Depreciation and
   amortization          26,870            24,680              20,100
                    ------------     -------------      --------------
  Operating income
   before
   depreciation
   and amortizaton
   - United States $     57,621     $      38,554      $       26,829
                    ============     =============      ==============

  International
  Income (loss)
   from operations $     (1,274)    $      (6,356)     $      (10,904)
  Depreciation and
   amortization           2,881             2,796               2,855
                    ------------     -------------      --------------
  Operating income
   (loss) before
   depreciation
   and amortizaton
   - International $      1,607     $      (3,560)     $       (8,049)
                    ============     =============      ==============

Operating income (loss) before depreciation and amortizaton by segment reconciliation (Trailing Twelve Months):
  United States
  Income (loss)
   from operations $     35,540     $      (7,949)     $      (80,217)
  Depreciation and
   amortization         104,496           105,580             109,768
                    ------------     -------------      --------------
  Operating income
   before
   depreciation
   and amortizaton
   - United States $    140,036     $      97,631      $       29,551
                    ============     =============      ==============

  International
  Income (loss)
   from operations $    (28,026)    $     (40,376)     $      (49,460)
  Depreciation and
   amortization          11,727            12,973              13,551
                    ------------     -------------      --------------
  Operating income
   (loss) before
   depreciation
   and amortizaton
   - International $    (16,299)    $     (27,403)     $      (35,909)
                    ============     =============      ==============


FREE CASH FLOW:
Free cash flow reconciliation:
  Cash flow from
   operating
   activities      $     72,265     $     103,382      $       47,443
  Acquisition of
   property and
   equipment, net       (13,293)          (14,301)             (7,287)
  Change in long-
   term deferred
   revenue                    -           (30,000)                  -
  Non-cash
   investment
   gains (losses)
   and other             (1,670)            4,927              (1,862)
                    ------------     -------------      --------------
  Free cash flow   $     57,302     $      64,008      $       38,294
                    ============     =============      ==============

Free cash flow reconciliation (Trailing Twelve Months):
  Cash flow from
   operating
   activities      $    236,073     $     192,226      $       83,240
  Acquisition of
   property and
   equipment, net       (49,223)          (52,743)            (52,043)
  Change in long-
   term deferred
   revenue              (30,000)          (30,000)                  -
  Non-cash
   investment
   gains (losses)
   and other               (545)          (16,796)            (18,648)
  Non-cash
   restructuring
   charges               (3,132)           (3,132)            (14,791)
                    ------------     -------------      --------------
  Free cash flow   $    153,173     $      89,555      $       (2,242)
                    ============     =============      ==============

    CONTACT: Yahoo! Inc.
             Nissa Anklesaria, 408/349-7738 (Media Relations) nissa@yahoo-inc.com
             Cathy La Rocca, 408/349-5188 (Investor Relations) cathy@yahoo-inc.com or
             Fleishman-Hillard
             Michael Lynam, 415/318-4109 (Media Relations) lynamm@fleishman.com